CITICORP, INC.
CALCULATION OF RATIO OF INCOME TO FIXED CHARGES
INCLUDING PREFERRED STOCK DIVIDENDS
(In Millions)

                                                                          YEAR ENDED DECEMBER 31,                     NINE MONTHS
                                                                                                                     SEPTEMBER 30,
EXCLUDING INTEREST ON DEPOSITS:                              1998       1997       1996       1995       1994       1999       1998
                                                            ------     ------     ------     ------     ------     ------     ------
FIXED CHARGES:
     INTEREST EXPENSE (OTHER THAN
        INTEREST ON DEPOSITS)                                4,162      4,042      3,911      4,574      6,309      3,034      3,136
     INTEREST FACTOR IN RENT EXPENSE                           190        169        159        150        154        157        137
     DIVIDENDS--PREFERRED STOCK                                126 (A)    223        261        553        505 (B)     -- (A)    126
                                                            ------     ------     ------     ------     ------     ------     ------

        TOTAL FIXED CHARGES                                  4,478      4,434      4,331      5,277      6,968      3,191      3,399
                                                            ------     ------     ------     ------     ------     ------     ------

INCOME:
     INCOME BEFORE TAXES                                     4,916      6,109      6,377      5,929      4,994      6,193      4,634
     FIXED CHARGES (EXCLUDING PREFERRED
        STOCK DIVIDENDS)                                     4,352      4,211      4,070      4,724      6,463      3,191      3,273
                                                            ------     ------     ------     ------     ------     ------     ------

        TOTAL INCOME                                         9,268     10,320     10,447     10,653     11,457      9,384      7,907
                                                            ======     ======     ======     ======     ======     ======     ======

RATIO OF INCOME TO FIXED CHARGES
     EXCLUDING INTEREST ON DEPOSITS                           2.07       2.33       2.41       2.02       1.64       2.94       2.33
                                                            ======     ======     ======     ======     ======     ======     ======

INCLUDING INTEREST ON DEPOSITS:

FIXED CHARGES:
     INTEREST EXPENSE                                       15,671     13,655     12,885     13,476     15,305     11,155     11,527
     INTEREST FACTOR IN RENT EXPENSE                           190        169        159        150        154        157        137
     DIVIDENDS--PREFERRED STOCK                                126        223        261        553        505 (B)     -- (A)    126
                                                            ------     ------     ------     ------     ------     ------     ------

        TOTAL FIXED CHARGES                                 15,987     14,047     13,305     14,179     15,964     11,312     11,790
                                                            ------     ------     ------     ------     ------     ------     ------

INCOME:
     INCOME BEFORE TAXES                                     4,916      6,109      6,377      5,929      4,994      6,193      4,634
     FIXED CHARGES (EXCLUDING PREFERRED
        STOCK DIVIDENDS)                                    15,861     13,824     13,044     13,626     15,459     11,312     11,664
                                                            ------     ------     ------     ------     ------     ------     ------

        TOTAL INCOME                                        20,777     19,933     19,421     19,555     20,453     17,505     16,298
                                                            ======     ======     ======     ======     ======     ======     ======

RATIO OF INCOME TO FIXED CHARGES
     INCLUDING INTEREST ON DEPOSITS                           1.30       1.42       1.46       1.38       1.28       1.55       1.38
                                                            ======     ======     ======     ======     ======     ======     ======

Note> On August 4, 1999, CitiFinancial Credit Company ("CCC"), an indirect wholly-owned subsidiary of Citigroup ("Citigroup"), became a subsidiary of Citicorp Banking Corporation, a wholly-owned subsidiary of Citicorp. Citicorp has issued a guarantee of all outstanding long-term debt and commercial paper of CCC. The Citicorp 3Q99 10-Q reflects this transaction.
(A) On October 8, 1998, Citicorp merged with an into a newly formed, wholly owned subsidiary of Travelers Group Inc. ("TRV") (The "Merger"). Following the Merger, TRV changed its name to Citigroup Inc. Under the terms of the Merger, Citicorp common and preferred stock were exchanged for Citigroup Common stock and Preferred stock. As such there were no Citicorp Preferred dividends in 1999.
(B)   Calculated using a tax rate of 29% for 1994